Exhibit 99.1

GlobalSCAPE, Inc. Delivers Enhanced Data Governance, Visibility and Intelligence with Release of EFT Insight

Latest version features include modern interface, real-time data management analytics, automatic alerts and robust reporting

SAN ANTONIO – June 6, 2017 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, announced today the immediate availability of EFT Insight, a new reporting platform to strengthen data governance and provide near real-time visibility into business critical data flows and exchanges.

EFT Insight uses business and operational intelligence to ensure information exchanges are functioning properly and securely, alerting network administrators to any conditions that could compromise security or violate service level agreements (SLAs). The new offering is the next step in the evolution of reporting and business analytics capabilities of the Enhanced File TransferTM (EFTTM) platform by giving administrators, network operation teams and line of business users an instantaneous view of what is happening within their data exchange environment that’s easy to understand and navigate.

With EFT Insight, your business benefits from features, including:

•	Analytics – Gather and analyze data to view trends over time for business and operational intelligence purposes.
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Consolidated Data – Investigate issues with granularity or drill down into specific system data through a rich set of filters and a responsive interface. Data is consolidated from multiple EFT nodes, making the management of EFT clusters easier than ever.

•
Monitor Server Health – Track the health of your data exchange architecture through customizable diagrams of your system and related connections, including summary statistics on the individual components. Expand a server or a site to see details on status, dependencies, users, current activity, activity in the last 24 hours, and administration.

•	Manage Expectations – Manage service level agreements by setting “expectations.” Receive email notifications regarding any unmet expectations to improve response times and decrease management needs.
•	Reports – Generate reports to send to key stakeholders via an easy to use, modern interface.

With EFT Insight, users gain enhanced visibility into the flow of data throughout the enterprise, providing actionable takeaways to strengthen governance, control and security to the entire data exchange infrastructure.

Supporting Quote:
Peter Merkulov, Vice President of Product Strategy and Technology Alliances at Globalscape
“As the complexity of managing data flows has increased, so too have the managed file transfer (MFT) solutions, transforming into highly evolved data gateways that bridge the gap between external entities and an organization’s internal systems. The increase in support for complex internal and B2B interactions has also spurred the need for more efficient and easy to use means of analyzing the underlying data flows that give users the insight necessary to properly govern their MFT solutions. With EFT Insight, as data flows into and out of the organization, businesses can more effectively ensure SLAs are being met, standards and policies are adhered to and business continuity is maintained.”

To learn more about EFT Insight, please visit: https://www.globalscape.com/managed-file-transfer/eft-insight.

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the Securities and Exchange Commission on March 27, 2017.

Globalscape Press Contact
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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